EXHIBIT 99.1

RETIREMENT AND CONSULTING AGREEMENT

This Retirement and Consulting Agreement (the “Agreement”) is dated June 30, 2011 (the “Effective Date”), by and between Tidewater Inc., a Delaware corporation (the “Company”) and Stephen W. Dick (the “Executive”).

WHEREAS, Executive has advised the Company of his desire to retire as the Company’s Executive Vice President in charge of strategic relationships, shipyard operations, and vessel acquisitions and dispositions.

WHEREAS, the Company has offered, and the Executive has accepted, a consulting agreement to the Executive under which he will provide certain consulting and business services to the Company in order to assist the Company with an orderly transition, subject to the terms and conditions provided herein.

NOW THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I EMPLOYMENT TERM

1.1 Employment. Executive agrees to continue to serve as an employee and the Executive Vice President of the Company on a full-time basis, such service to continue until June 30, 2011 (the “Retirement Date”). The Company shall have the right at any time before the Retirement Date to notify the Executive that his continuing service as the Company’s Executive Vice President is no longer required, subject to the Company’s obligation to make the payments and provide the benefits set forth in this Agreement.

1.2 Devotion to Responsibilities. Until such time as he is no longer an Executive Vice President of the Company, Executive shall carry on his ordinary and customary duties. In addition, the Executive shall assist the Company in effecting an orderly transition of his responsibilities to his successor and perform such other duties as may be reasonably requested by the President and Chief Executive Officer.

ARTICLE II CONSULTING PERIOD

2.1 Engagement and Term. The Company hereby engages the Executive and the Executive hereby accepts engagement as a consultant, with such engagement to begin as of the Retirement Date and continuing through June 30, 2013 (the “Consulting Period”). The Company may opt to extend the Consulting Period for an additional two-year period by giving 60 days’ prior written notice to the Executive. For avoidance of doubt, any reference in this Agreement to “Consulting Period” includes all period(s) of extension, if any. The date the Consulting Period ends is referred to in this Agreement as the “Consulting Termination Date.”

2.2 Scope of Services and Duties. During the Consulting Period, the Executive agrees to be reasonably available, either in person, by telephone, or via electronic mail to consult, advise, and assist in connection with such matters as the Company may reasonably request and as are within his area of expertise and prior experience, including but not limited to consulting on all phases of the Company’s acquisition and disposition of its fleet of vessels. The Executive agrees to devote such time as is reasonably necessary to effectively assist the Company with regard to these matters, which the parties agree shall not be less than 16 hours per calendar month nor more than an average of 40 hours per calendar month for the duration of the Consulting Period.

2.3 Independent Contractor Status. It is the intention of the parties to establish, during the Consulting Period, an independent contractor relationship and not an employer-employee relationship, partnership, or joint venture. During the Consulting Period, the Executive shall not be deemed employed by the Company for purposes of any federal or state withholding taxes, and the Company shall not be responsible for or required to withhold any such taxes for or on behalf of the Executive. Unless otherwise specifically agreed upon in writing, the Executive shall not have any authority during the Consulting Period to act as the Company’s agent for any purposes, or to otherwise incur any liability or obligation in the name or on behalf of the Company.

2.4 Compliance with Company Policies. The Executive agrees that, during the Consulting Period, he will continue to comply with all company policies to the extent relevant to his activities, including but not limited to (a) the Code of Business Conduct and Ethics and (b) the Policy Statement on Insider Trading, which prohibits, among other things, trading in the Company’s securities while in possession of material nonpublic information.

2.5 Date of Separation from Service. The parties agree that the level of services expected to be provided by the Executive during the Consulting Period shall not exceed the level of services permitted under Treasury Regulations § 1.409A-1(h)(1)(i) under which the Executive is presumed to have had a “Separation from Service” and shall not affect the date of the Executive’s “Separation from Service” from the Company, as such term is defined in the regulations under Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”). The Retirement Date shall be the Executive’s date of Separation from Service.

ARTICLE III COMPENSATION AND BENEFITS

3.1 Pre-Retirement Compensation and Benefits. Executive’s salary and benefits shall remain unchanged through the Retirement Date. In particular, Executive shall continue to be entitled to receive through the Retirement Date the same base salary that he was paid at the time that he entered into this Agreement, plus any increase to his base salary that was approved but not implemented by the Company prior to the date of this Agreement.

3.2 Pro-Rata Bonus Payment. The Company will pay to the Executive or his legal representatives a pro rata Bonus (the “Pro Rata Bonus”) for the 2012 fiscal year, which shall be paid out at such time as annual cash bonuses are paid to other senior executives and in accordance with the terms and conditions of the annual bonus plan (including, without limitation, any adjustment based on the Executive’s bonus bank balance). The amount of the Pro Rata Bonus shall be determined by multiplying (i) the annual bonus the Executive would have received pursuant to the terms of the annual bonus plan as determined by the Compensation Committee had he remained employed by the Company through the end of the 2012 fiscal year, by (ii) 0.25.

3.3 Compensation and Benefits During the Consulting Period.

(a) In consideration for the Executive’s services during the Consulting Period, the Company shall pay the Executive an hourly fee of $200 (the “Fee”) and shall guarantee a minimum of 16 hours per month during the Consulting Period. In the event the Company elects to extend the Consulting Period, the Fee shall increase to $250 per hour. The Company shall pay Executive within 30 days of receipt of an invoice specifying the number of hours worked.

(b) During the Consulting Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable and necessary expenses incurred by the Executive in performing consulting services, provided that such expenses are incurred under this Agreement and accounted for in accordance with policies and procedures established by the Company.

(c) During the Consulting Period, the Company shall provide the Executive with a blackberry (or comparable device), cell phone, laptop computer, and a Company email address, with appropriate linkage to the Company’s communications or intranet network, with any charges incurred by the Executive related to such items to be paid or reimbursed by the Company to the extent used for Company business.

(d) In the event that during the Consulting Period, the Executive is required to travel on Company business, he shall be entitled to travel at Company expense on a basis comparable to the basis on which he traveled before his retirement. Notwithstanding the previous sentence, however, for any such travel occurring after June 30, 2013, the Executive shall only be entitled to business class air travel arrangements.

3.4 Indemnification. To the maximum extent provided by law, the Company shall indemnify and hold Executive harmless from all claims, actions, damages or losses relating in any way to the Executive’s provision of services hereunder. The benefits provided herein are in addition to any rights to indemnification and defense, including any right to advancement of legal fees and expenses, as are provided to the Executive pursuant to the Company’s certificate of incorporation and bylaws, and under Delaware General Corporation Law.

3.5 Post-Retirement Insurance.

Subject to any eligibility or participation requirements as may be established pursuant to the terms thereof, Executive shall be entitled to continue individual or family medical insurance coverage pursuant to terms of the Company’s retiree medical plan or Section 4980B of the Internal Revenue Code of 1986, as amended (COBRA). The premium for either option will be paid by the Company through June 30, 2013 and treated as taxable compensation to the Executive. Notwithstanding, if COBRA coverage is elected, the premium will be paid only through the maximum continuation period permitted under the law. Further, the payment will apply only to the continuation of medical coverage.

After the period during which the Executive would be entitled to COBRA continuation coverage, the payment or reimbursement of the applicable premium, or the payment of taxable medical benefits, shall comply with the nonqualified deferred compensation rules of Section 409A. Such payments or reimbursements will be deemed paid as of the first of each month and (a) the amount of benefits or reimbursements provided during one calendar year shall not affect the amount of benefits or reimbursements to be provided in any other calendar year, (b) the reimbursement of any eligible expense shall be made no later than the last day of the calendar year following the year in which the expense was incurred, and (c) the right to reimbursement or benefits hereunder is not subject to liquidation or exchange for another benefit.

The period during which reimbursements may be incurred, or during which in-kind benefits may be provided by the Company or a third party paid by the Company, cannot extend beyond the last day of the second taxable year (December 31) of the Executive following the taxable year of the Employee in which the Separation from Service occurred. The period during which reimbursements for such expenses must be paid may not extend beyond the third taxable year of the Executive following the taxable year of the Employee in which the Separation from Service occurred.

3.6 Options and Restricted Stock.

(a) Any stock options previously granted to the Executive that are not vested as of the Retirement Date shall continue to vest during the Consulting Period in accordance with the terms of the applicable incentive agreement. Upon termination of the Consulting Period, each of the Executive’s vested but unexercised stock options must be exercised by the second anniversary of the Consulting Termination Date or, if earlier, within ten years from the applicable date of grant. Any unvested stock options outstanding on the Consulting Termination Date shall be forfeited.

(b) Any shares of restricted stock previously granted to the Executive for which vesting is solely contingent upon continued service and that are not vested as of the Retirement Date shall continue to vest during the Consulting Period in accordance with the terms of the applicable incentive agreement. To the extent that an award of restricted stock, or a portion thereof, remains unvested on the Consulting Termination Date, such award or portion thereof shall be forfeited.

(c) For any shares of restricted stock previously granted to the Executive for which vesting is contingent upon the achievement of performance conditions (“Performance-Based Restricted Stock”) and that are not vested as of the Retirement Date, the Executive shall be permitted to retain restricted ownership of, and the opportunity to vest in, such shares notwithstanding his retirement but, except as provided herein, subject to all other terms and conditions of the stock incentive plan and the incentive agreements under which such shares of Performance-Based Restricted Stock were granted. At the end of the performance period applicable to any of the Performance-Based Restricted Stock, to the extent the performance goals are achieved and such Performance-Based Restricted Stock vests, then the Executive shall receive a pro-rata portion of the vested shares equivalent to the time during the applicable performance period that he was either an employee or a consultant of the Company.

(d) To the extent this Section 3.6 changes the terms of stock options or restricted stock held by the Executive, this Section 3.6 shall be deemed to be an amendment to the incentive agreements between the Company and the Executive setting forth the terms of such incentives and shall form part of each such agreement.

ARTICLE IV

NONDISCLOSURE, NONSOLICITATION OF EXECUTIVES,

PROPRIETARY RIGHTS AND COMPETITION

4.1 Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(a) “Confidential Information” means confidential and proprietary information, knowledge, or data of any nature and in any form (including information that is electronically transmitted or stored on any form of magnetic or electronic storage media) of the past, current, or prospective business or operations of the Company, its consolidated subsidiaries, and any joint ventures in which the Company participates (the “Tidewater Group”), that as of the Retirement Date is not publicly known, whether or not marked confidential, including without limitation information relating to any (i) services, projects or jobs; (ii) estimating or bidding procedures; (iii) bidding strategies; (iv) present and future business plans, actual or potential business acquisitions or joint ventures, capital expenditure projects, and cost summaries; (v) trade secrets; (vi) marketing data, strategies, or techniques, (vii) financial reports, budgets, projections, and cost analyses; (viii) pricing information, codes, and analyses; (ix) employee lists; (x) customer records, customer lists, and customer source lists; (xi) confidential filings with any government agency; and (xii) internal notes and memoranda relating to any of the foregoing, provided that Confidential Information shall not include any information, knowledge, or data that is now, or hereafter becomes, known to the public (other than by breach of this Agreement by the Executive or breach by any other party of a confidentiality obligation owed to the Company).

(b) “Restricted Business” means the businesses of (i) providing vessel services for the offshore oil and gas, marine construction, LNG terminal support and other related industries and (ii) vessel construction and repair.

4.2 Nondisclosure of Confidential Information. The Executive shall hold in a fiduciary capacity and for the benefit of the Company all Confidential Information which shall have been obtained by the Executive during the tenure of Executive’s employment or consulting relationship (whether prior to or after the date of this Agreement) and shall use such Confidential Information solely in the good faith performance of his duties for the Company. Until the second anniversary of the Consulting Termination Date, the Executive agrees (a) not to communicate or make available to any person or entity (other than the Company) any such Confidential Information, except upon the prior written authorization of the Company or as may be required by law or legal process, and (b) to deliver promptly to the Company upon its written request any Confidential Information in his possession. In the event that the provisions of any applicable law or the order of any court would require the Executive to disclose or otherwise make available any Confidential Information to a governmental authority or to any other third party, the Executive shall give the Company, unless it is unlawful to do so, prompt prior written notice of such required disclosure and, and if possible given the terms of any production order of the judicial governmental or administrative body, an opportunity to contest the requirement of such disclosure or apply for a protective order with respect to such Confidential Information by appropriate proceedings.

4.3 Limited Covenant Not to Compete.

(a) The Executive agrees that from the Effective Date until the Consulting Termination Date (the “Restricted Period”), the Executive agrees that within any jurisdiction specified in Appendix A in which any member of the Tidewater Group carries on the Restricted Business, so long as any member of the Tidewater Group carries on a like line of business therein (collectively, the “Subject Areas”), the Executive will restrict his activities during the Restricted Period as follows:

(i) The Executive will not, directly or indirectly, for himself or others or in association with any other person, own, manage, operate, control, be employed in an executive, managerial, or supervisory capacity by, or otherwise engage or participate in, or allow his skill, knowledge, experience or reputation to be used in connection with, the ownership, management, operation, or control of any company or other business enterprise engaged in the Restricted Business within any of the Subject Areas; provided, however, that nothing contained herein shall prohibit the Executive from making passive investments as long as the Executive does not beneficially own more than 1% of the equity interests of a publicly-traded business enterprise engaged in the Restricted Business within any of the Subject Areas. For purposes of this paragraph, “beneficially own” shall have the same meaning ascribed to that term in Rule 13d-3 under the Securities Exchange Act of 1934.

(ii) The Executive will not, directly or indirectly, for himself or others or in association with any other person, solicit any customer of the Restricted Business or of any member of the Tidewater Group, or otherwise interfere, induce, or attempt to induce any customer, supplier, licensee, or business relation of the Tidewater Group for the purpose of soliciting, diverting, interfering, or enticing away the business of such customer, supplier, licensee, or business relation, or otherwise disrupting any previously-established relationship existing between such customer, supplier, licensee, or business relation and the Tidewater Group.

(b) The Executive agrees that he will from time to time upon the Company’s request promptly execute any supplement, amendment, restatement, or other modification of Appendix A as may be necessary or appropriate to correctly reflect the jurisdictions which, at the time of such modification, should be covered by Appendix A and this Section 4.3. Furthermore, the Executive agrees that all references to Appendix A in this Agreement shall be deemed to refer to Appendix A as so supplemented, amended, restated, or otherwise modified from time to time.

4.4 Non-solicitation. The Executive agrees that, during the Restricted Period, he will not, directly or indirectly, for himself or others or in association with any other person, make contact with any of the employees or independent contractors of the Tidewater Group for the purpose of soliciting such employee for hire, whether as an employee or independent contractor, or for the purpose of inducing such persons to leave the employ of the Tidewater Group or cease providing services to the Tidewater Group, or otherwise to disrupt the relationship of such persons with the Tidewater Group. In addition, the Executive will not hire, on behalf of himself or any company engaged in the Restricted Business, any employee of the Tidewater Group, whether or not such engagement is solicited by the Executive. The provisions of this Section 4.4 shall automatically expire without any requirement of notice or other communication between the parties on the Consulting Termination Date.

4.5 Proprietary Rights.

(a) The Executive agrees to and hereby does assign to the Company all his right, title, and interest in and to all inventions, business plans, work models, or procedures, whether or not patentable, which are made or conceived solely or jointly by him:

(i) at any time during the term of his employment with the Company or during the Consulting Period, or

(ii) with the use of time or materials of the Company.

(b) The Executive agrees that, to a reasonable extent and through the Consulting Termination Date, he will communicate to the Company or its representatives all facts known to him about such proprietary information, sign all necessary instruments, make all necessary oaths, and generally, at the Company’s expense, do everything reasonably practicable (without expense to the Executive) to aid the Company in obtaining and enforcing proper legal protection for all such matters in all countries and in vesting title to such proprietary information in the Company. At the Company’s request (during or after the term of this Agreement) and expense, the Executive will promptly execute a specific assignment of title to the Company, and perform any other acts reasonably necessary to implement the foregoing assignment.

4.6 Injunctive Relief; Other Remedies. Executive acknowledges that a breach or threatened breach by Executive of Section 4.2, 4.3, 4.4, or 4.5 would cause immediate and irreparable harm to the Company not fully compensable by money damages or the exact amount of which would be difficult to ascertain, and therefore the Company will not have an adequate monetary remedy at law. Accordingly, Executive agrees that, in the event of a breach or threatened breach by Executive of the provisions of Section 4.2, 4.3, 4.4, or 4.5, the Company shall be entitled to injunctive relief to prevent or curtail any such breach of threatened breach without the necessity of posting any bond or security or showing proof of actual damage or irreparable injury. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedy at law or in equity to which the Company may be entitled under applicable law in the event of a breach or threatened breach of this Agreement by Executive, including without limitation the recovery of damages, costs, and expenses, such as reasonable attorneys’ fees, incurred by the Company as a result of any such breach or threatened breach. In addition to the exercise of the foregoing remedies, the Company shall have the right upon the occurrence of any such breach or threatened breach to cancel the Pro-Rata Bonus and any unpaid salary, bonus, or commissions otherwise outstanding at the time of such breach or threatened breach. In particular, Executive acknowledges that the payments and benefits provided hereunder are conditioned upon Executive fulfilling any noncompetition and nondisclosure agreements and covenants contained in this Article IV. In the event Executive shall at any time materially breach any noncompetition or nondisclosure agreements contained in this Article IV, the Company may suspend or eliminate payments under Article III during the period of such breach, including the continued vesting of the stock options and restricted stock provided for in Section 3.6. Executive acknowledges that any such suspension or elimination of payments would be an exercise of the Company’s right to suspend or terminate its performance hereunder upon Executive’s breach of this Agreement; such suspension or elimination of payments would not constitute, and should not be characterized as, the imposition of liquidated damages. Nothing contained herein shall be deemed to impair the Executive’s right to indemnification provided to the Executive pursuant to the Company’s certificate of incorporation, bylaws, or Delaware General Corporation Law.

4.7 Executive’s Understanding of this Article. Executive acknowledges that the definition of Restricted Business, as well as the geographic and temporal scope of the covenants contained in Article IV are the result of arm’s-length bargaining and are fair and reasonable in light of (i) the importance of the functions performed by Executive, (ii) the nature and wide geographic scope of the operations of the Company and its subsidiaries, and (iii) Executive’s level of control over and contact with the business and operations of the Tidewater Group.

ARTICLE V

WAIVERS AND RIGHT OF REVOCATION

5.1 Waiver and Release by Executive. In consideration of the Company’s agreement to enter into and provide the terms of this Agreement, Executive hereby and forever, irrevocably and unconditionally, waives and releases any and all rights, claims, and causes of action against the Company or any member of the Tidewater Group (and their respective directors, officers, shareholders, employees, agents, insurers, assigns, predecessors, and successors), of whatever kind or nature, known or unknown, asserted or unasserted, that may have arisen prior to or that may exist as of the date of the Executive’s execution and acceptance of this Agreement, arising or that could be asserted under Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq.; the Age Discrimination in Employment Act and Older Worker Benefits Protection Act, 29 U.S.C. § 621 et seq.; the Americans with Disabilities Act, 42 U.S.C. § 12101 et seq.; the Civil Rights Act of 1991; the Civil Rights Act of 1866, 42 U.S.C. § 1981; the Employee Retirement Income Security Act; the Equal Pay Act, 29 U.S.C. § 206 et seq.; Executive Order 11246 and its implementing regulations; the Occupational Safety and Health Act, as amended, 29 U.S.C. § 651 et seq.; the Family and Medical Leave Act; the Texas Labor Code; Texas federal or state immigrations laws; and any other statutes, laws, rules or regulations of the United States, the State of Texas or any other state in the United States or any ordinances of any locality which may have afforded the Executive a cause of action or a legal or equitable claim of any sort based on employment discrimination or his employment relationship with the Company or on any other theory of liability, statutory or non-statutory, in contract or in tort, including, but not limited to, claims of unpaid bonuses, profit-sharing payments, wages, or compensation of any kind under any plan, policy, contract, agreement or practice, personal injury damages, wrongful or constructive discharge, breach of any express or implied employment contract or agreement, breach of any covenant of good faith and fair dealing, fraud, violation of public policy, whistle blowing, breach of contract, libel, slander, defamation, harassment of any kind, intentional infliction of emotional distress, retaliation or employment discrimination on the basis of age, race, color, religion, disability, national origin or sex or on the basis of filing a workers’ compensation claim, asserting or reporting a work-related injury or on the basis of or a cause of action or claim for recovery of back pay, front pay or any other type of wages, vacation pay, severance pay, health insurance, profit sharing benefits, retirement benefits, benefit under any employee benefit plan, unemployment insurance benefits, liquidated damages, punitive damages, compensatory damages, attorneys’ fees, interests, costs, and any other legally recoverable category of damages arising from or concerning, either directly or indirectly, the Executive’s employment with the Company.

5.2 Termination of Change of Control Agreement. On the Retirement Date, the Amended and Restated Change of Control Agreement between the Executive and the Company dated June 1, 2008 shall terminate, and all rights of the Executive thereunder shall be extinguished. Between the Effective Date and the Retirement Date, the Executive, in the event of a change of control (as defined in the Change of Control Agreement), may choose to exercise his rights under either this Agreement or the Change of Control Agreement, but not both.

5.3 Review and Consultation. It is understood and agreed that Executive has entered into and executed this Agreement voluntarily and that such execution by Executive is not based upon any representations or promises of any kind made by the Company or any of its representatives except as expressly recited in this Agreement. Executive further acknowledges that he has read and fully understands each paragraph of this Agreement, that he was advised in writing by the Company to consult with an attorney prior to executing this Agreement, and that he has availed himself of legal or other counsel to the full extent that he desires. Executive also acknowledges that he was advised in writing by the Company that he could take up to twenty-one (21) days within which to consider and sign this Agreement and that he has considered this Agreement to the full extent that he desires. Executive also agrees and acknowledges that the consideration provided under this Agreement is in addition to any other payments, benefits, or other things of value to which he is entitled, including, but not limited to, payment of accrued vacation, rights under benefit plans of the Company (including, but not limited to, any earned but deferred amounts (bonus bank)) or rights under the Company’s Certificate of Incorporation, or bylaws as in effect as of the date of this Agreement and that he would not be entitled to any of the consideration provided under this Agreement in the absence of his execution and acceptance of this Agreement.

5.4 Right of Revocation. Executive shall have seven (7) days following the execution of this Agreement within which to exercise a right of revocation, and this Agreement will not be enforceable or effective, and no payments shall be made hereunder, until the expiration of such seven-day period. Any such revocation of this Agreement must be communicated in writing and delivered in person or by fax to the Company as specified in Section 6.2 not later than the close of business on the seventh (7th) day following the Executive’s execution of this Agreement. Otherwise, such revocation shall be of no force or effect.

ARTICLE VI

MISCELLANEOUS

6.1 Binding Effect; Successors.

(a) This Agreement shall be binding upon and inure to the benefit of the Company and any of its successors or assigns, but the Company may assign this Agreement only

(i) to one of its affiliates, provided the Company guarantees such affiliate’s performance of its obligations under this Agreement, or (ii) pursuant to a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company; and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law.

(b) This Agreement is personal to the Executive and shall not be assignable by the Executive without the consent of the Company (there being no obligation to give such consent) other than such rights or benefits as are transferred by will, the laws of descent and distribution, or succession.

6.2 Notices. All notices hereunder must be in writing and shall be deemed to have given upon receipt of delivery by: (a) hand (against a receipt therefor), (b) certified or registered mail, postage prepaid, return receipt requested, (c) a nationally-recognized overnight courier service (against a receipt therefor) or (d) facsimile transmission with confirmation of receipt. All such notices must be addressed as follows:

If to the Company, to:

Tidewater Inc.

2000 West Sam Houston Parkway South

Suite 1280

Houston, Texas 77042

Attention: Bruce Lundstrom

Email:

If to the Executive, to:

Stephen W. Dick

or such other address as to which any party hereto may have notified the other in writing.

6.3 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, interpreted, and enforced in accordance with the laws of the State of Texas (without regard to any choice of law principles which might otherwise require the application of the law of another jurisdiction). The parties hereby agree that any action brought with respect to this Agreement and the transactions contemplated hereunder, including, but not limited, to any action for injunctive relief for the breach or threatened breach of any covenant under Article IV of this Agreement, shall be brought in state or federal court in Harris County, Texas, and further that such venue shall be the exclusive venue for resolving any such disputes. The parties consent to personal jurisdiction in state or federal court in Harris County, Texas, and further waive any objection they may have as to such venue.

6.4 Withholding. The Executive agrees that the Company has the right to withhold, from the amounts payable pursuant to this Agreement, all amounts required to be withheld under applicable income and/or employment tax laws, or as otherwise stated under plans in which the Executive participates.

6.5 Amendment, Waiver. No provision of this Agreement may be modified, amended, or waived except by an instrument in writing signed by both parties.

6.6 Waiver of Breach. The waiver or ratification by either party of a breach of this Agreement shall not be construed as a waiver or ratification of any subsequent breach by either party to this Agreement.

6.7 Remedies Not Exclusive. No remedy specified herein shall be deemed to be such party’s exclusive remedy, and accordingly, in addition to all of the rights and remedies provided for in this Agreement, the parties shall have all other rights and remedies provided to them by applicable law, rule or regulation.

6.8 Company’s Reservation of Rights. The Executive acknowledges and understands that the Executive serves at the pleasure of the board of directors and that the Company has the right at any time to terminate the Executive’s status as an Executive of the Company, or to change or diminish his status, including during the Consulting Period, subject to the rights of the Executive to claim the benefits conferred by this Agreement.

6.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

6.10 Company’s Representations. The Company represents and warrants that it is fully authorized and empowered to enter into this Agreement, that the Agreement has been duly authorized by all necessary corporate action, that the performance of its obligations under this Agreement will not violate any agreement between it and any other person, firm, or organization or any applicable law or regulation and that this Agreement is enforceable in accordance with its terms.

6.11 Entire Agreement. Except as otherwise noted herein, this Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior and contemporaneous agreements, if any, between the parties relating to the subject matter hereof.

6.12 Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permitted under applicable law, whether now or hereafter in effect and, therefore, to the extent permitted by applicable law, the parties hereto waive any provision of applicable law that would render any provision of this Agreement invalid or unenforceable. The covenants in this Agreement are severable and separate, including within provisions, subparts, or portions thereof, and the unenforceability of any specific covenant, provision, or subpart in this Agreement is not intended by either party to, and shall not, affect the provisions of any other covenant in this Agreement. If any court determines that the terms and conditions of this Agreement, including but not limited to the scope, time, or territorial restrictions set forth in Article IV, are unreasonable as applied to Executive, the parties hereto acknowledge their mutual intention and agreement that the offending provision, subparts, or portions therefore be reformed to comply with any applicable law, and the remaining provisions and restrictions be enforced to the fullest extent permitted by law.

6.13 Section 409A. The Agreement is intended to comply with the provisions of Section 409A and, wherever possible, shall be construed and interpreted to ensure that any payments that may be paid, distributed provided, reimbursed, deferred or settled under this Agreement will not be subject to any additional taxation or premium interest under Section 409A. In the event the parties determine that this Agreement or any payment hereunder does not comply with the applicable provisions of Section 409A, the Company and Executive agree to cooperate to the fullest extent in pursuit of any available corrective relief, as provided under the terms of Internal Revenue Service Notice 2008-113 or any corresponding subsequent guidance, from the Section 409A additional income tax and premium interest. Notwithstanding the foregoing, the Executive acknowledges and agrees that any and all tax liabilities of the Executive arising from the transactions contemplated by this Agreement are his sole responsibility, including, without limitation, any additional taxes and interest due pursuant to Section 409A. No acceleration of payments and benefits provided herein shall be allowed, unless permitted by Section 409A.

[signatures appear on the following page]

IN WITNESS WHEREOF, the Company and the Executive have caused this Agreement to be executed as of the Effective Date.

TIDEWATER INC.

By:	/s/ Dean E. Taylor
Dean E. Taylor President and Chief Executive Officer

EXECUTIVE:

/s/ Stephen W. Dick
Stephen W. Dick

APPENDIX A

Parishes of the State of Louisiana

Acadia

Allen

Ascension

Assumption

Avoyelles

Beauregard

Calcasieu

Cameron

East Baton Rouge

East Feliciana

Evangeline

Iberia

Iberville

Jefferson

Jefferson Davis

Lafayette

Lafourche

Livingston

Orleans

Plaquemines

Pointe Coupee

Rapides

St. Bernard

St. Charles

St. Helena

St. James

St. John the Baptist

St. Landry

St. Martin

St. Mary

St. Tammany

Tangipahoa

Terrebonne

Vermillion

Washington

West Baton Rouge

West Feliciana

Jurisdictions Outside Louisiana

Texas Counties:

Harris

Sabine

Orange

Jefferson

Chambers

Galveston

Montgomery

Brazoria

Matagorda

Jackson Calhoun

Victoria

Aransas

Kleberg

San Patricio

Nueces

Kenedy

Willacy

Cameron

Dallas

Tarrant

Johnson

Ellis

Florida Counties:

Broward

Dade

Palm Beach

St. John’s

Duval

Manatee

Pinellas

Hillsborough

Escambia

Okaloosa

Santa Rosa

Alabama Counties:

Mobile

Baldwin

Mississippi Counties:

Hancock

Harrison

Jackson

Pearl River

The parties acknowledge and agree that Tidewater is a company with extensive worldwide and offshore operations and it is the parties intent that the noncompetition covenant be given as broad a geographic effect as is lawful. Accordingly, in addition to the foregoing specified locations, it is the parties intent that the noncompetition covenant set forth in the Agreement be given effect throughout the United States and worldwide, to the extent that the Executive would seek to provide services similar to those provided to Tidewater to a company in competition with Tidewater in any of the jurisdictions in which it operates. To the extent that a court of relevant jurisdiction determines the geographic scope set forth herein to be overbroad, the parties hereby consent to such modification as the court may order such that the broadest possible geographic footprint of the noncompetition covenant is enforceable.